UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2017

Owens & Minor, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-9810	54-1701843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9120 Lockwood Blvd., Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 723-7000

Not applicable

(former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Purchase Agreement

On October 31, 2017, Owens & Minor, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) by and among the Company, Halyard Health, Inc. (“Halyard”) and certain affiliates of Halyard. The Purchase Agreement provides for the acquisition by the Company, subject to the terms and conditions of the Purchase Agreement, of substantially all of Halyard’s Surgical and Infection Prevention (“S&IP”) business, the name “Halyard Health” (and all variations of that name and related intellectual property rights) and Halyard’s IT system (the “Acquisition”). The total price payable by the Company will be $710 million in cash, subject to certain adjustments as provided in the Purchase Agreement. The Company expects the transaction to close in the first quarter of 2018.

The closing of the Acquisition is subject to the satisfaction or waiver of certain customary closing conditions, including, among others, (i) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other acquisition and competition laws applicable to the Acquisition, (ii) receipt of all required consents from, and the making of all required notices to, governmental authorities (subject to a material adverse effect standard), and (iii) the absence of any law, regulation, or order issued by a court or other governmental authority restraining or making illegal the Acquisition. Each party’s obligation to consummate the Acquisition is also conditioned upon the accuracy of the other party’s representations and warranties (generally subject, other than for certain representations and warranties, to a material adverse effect standard) and the other party having performed in all material respects its obligations under the Purchase Agreement. Each party’s obligation to consummate the Acquisition is further subject to the completion of certain actions by Halyard necessary to separate the S&IP business from Halyard’s remaining operations.

The Purchase Agreement contains customary representations, warranties and covenants from both the Company and Halyard, and contains certain customary termination rights for each of the Company and Halyard. Subject to certain exceptions and limitations, the Company and Halyard have agreed to indemnify each other for breaches of representations, warranties, covenants and other specified matters contained in the Purchase Agreement. Among these other specified matters, Halyard has agreed to indemnify the Company for losses related to certain pending litigation against the S&IP business, including with respect to the matter styled Bahamas Surgery Center, LLC v. Kimberly-Clark Corporation and Halyard Health, Inc., No. 2:14-cv-08390-DMG-SH (C.D. Cal.).

Pursuant to the terms of the Purchase Agreement, at or before the closing of the Acquisition, the Company and Halyard will enter into transition services agreements pursuant to which the Company, Halyard and each party’s respective affiliates will provide to each other various transitional services, including, but not limited to, facilities, product supply, financial and business services, procurement, human resources, research and development, regulatory affairs and quality assurance, sales and marketing, information technology and other support services. The services generally are expected to commence on the closing date of the Acquisition and terminate no later than two years thereafter.

The foregoing description of the Purchase Agreement and the Acquisition does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement which will be filed by the Company at a later time.

The Purchase Agreement contains various representations and warranties made by the parties solely for the benefit of the other parties to the Purchase Agreement. Such representations and warranties (a) have been made only for purposes of the Purchase Agreement, (b) have been qualified by confidential disclosures made to the other parties in connection with the Purchase Agreement, (c) are subject to materiality qualifications contained in the Purchase Agreement that may differ from what may be viewed as material by investors, (d) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement, and (e) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding either party or its business. Investors should not rely on the representations or warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the S&IP business, the Company, or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. The Purchase Agreement and the foregoing description of it and the Acquisition should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Form 10-K, Form 10-Q and other documents that the Company files or has filed with the Securities and Exchange Commission (the “SEC”).

Commitment Letter

Bank of America, N.A. (“Bank of America”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Lead Arranger” and, together with Bank of America, the “Commitment Parties”) have committed to provide a term loan B facility in an initial aggregate principal amount of up to $450 million (the “TLB Facility”) and to backstop on a fully committed basis an amendment (the “Amendment”) to the Company’s existing credit agreement (which existing credit agreement currently provides for borrowing capacity of $600 million and a $250 million term loan) to permit the TLB Facility and make certain other changes thereto, in each case on the terms and subject to the conditions set forth in the commitment letter and a fee letter, each dated October 31, 2017.

Item 2.02.	Results of Operations and Financial Condition.

On November 1, 2017, the Company issued a press release regarding its financial results for the third quarter ended September 30, 2017. The Company is furnishing the press release attached hereto as Exhibit 99.1 pursuant to Item 2.02 of Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01	Regulation FD Disclosure.

On November 1, 2017, the Company issued a press release regarding its entry into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release issued by the Company on November 1, 2017 announcing third quarter results (furnished pursuant to Item 2.02).

99.2	Press Release issued by the Company on November 1, 2017 announcing the signing of the Purchase Agreement (furnished pursuant to Item 7.01).

Safe Harbor Statement

This Current Report contains certain “forward-looking” statements, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources, the Company’s ability to complete the transaction with Halyard described herein and any projections of earnings, revenues or other financial or operational items related to the transaction or Halyard following the closing of the transaction, and other non-historical statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Important factors that could cause actual events or results to be materially different from our expectations with respect to the transaction with Halyard include, but are not limited to: the effect of the announcement of the transaction on the Company’s business relationships, operating results, share price or business generally; the occurrence of any event or other circumstances that could give rise to the termination of the definitive agreement relating to the transaction; the outcome of any legal proceedings that may be instituted against the Company related to the transaction; the failure to satisfy any of the conditions to completion of the transaction, including the receipt of all required regulatory approvals and antitrust consents; and the failure to realize the expected synergies resulting from the transaction. Investors should refer to the Company’s annual report on Form 10-K for the year ended December 31, 2016 filed with the SEC and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain other known risk factors that could cause our actual results to differ materially from the Company’s current estimates. These filings are available at www.owens-minor.com. Given these risks and uncertainties, the Company can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. The Company specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

The Company uses its Web site, www.owens-minor.com, as a channel of distribution for material company information, including news releases, investor presentations and financial information. This information is routinely posted and accessible under the Investor Relations section.

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press Release issued by the Company on November 1, 2017 announcing third quarter results (furnished pursuant to Item 2.02).

99.2	Press Release issued by the Company on November 1, 2017 announcing the signing of the Purchase Agreement (furnished pursuant to Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS & MINOR, INC.

Date: November 1, 2017	By:	/s/ Nicholas J. Pace
	Name:	Nicholas J. Pace
	Title:	Senior Vice President, General Counsel and Corporate Secretary